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                                                                    EXHIBIT 24.1



                      CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the registration statement of Patterson Energy, Inc. on Form S-8 of our report dated February 28, 1996, on our audits of the consolidated financial statements of Patterson Energy, Inc. as of December 31, 1995 and 1994, and for the years ended December 31, 1995, 1994 and 1993, which report is incorporated by reference from the Annual Report on Form 10-KSB for the year ended December 31, 1995.





                                       COOPERS & LYBRAND L.L.P.

Dallas, Texas

July 30, 1996